Exhibit 99.1

September 8, 2015

Dear Limited Partner in Rancon Realty Fund IV:

The purpose of this letter is to provide investors with the following:

•	unaudited financials for the three months ended June 30, 2015,
•	an updated per unit average net liquidation value, and
•	a response to an offer to purchase your units.

This letter includes financial information for the quarter ended June 30, 2015. For more information about Rancon IV’s results of operations and its financial position as of that date, you may refer to the Form 10-Q a filed with the SEC (online at www.sec.gov).

Updated Average Net Liquidation Value

As a result of the August 14, 2015, distribution to Limited Partners of approximately $376.03 per unit, the estimated value of $671.97 per unit stated in the January 23, 2015, letter to Limited Partners should be adjusted to $295.94 average net liquidation value per unit.

Custodians and Trustees will be notified of the adjusted average net liquidation value within the next 14 days.

Since the average net liquidation value per unit only represents the arithmetic mean of the amounts which the General Partners estimate will be distributed with respect to each unit, the actual amount distributed with respect to each unit will very likely vary from such value depending upon the date and price such units were originally acquired from the Partnership (whether by such Limited Partner or, in the case of units which were acquired in the secondary market, the original holder of such Unit at the time of initial issuance) and the accrued preferred return for such unit.

As with any valuation methodology, the assumptions, estimates and judgments underlying the average net liquidation value per unit may not be accurate.  Actual facts and developments may turn out to be different than those assumed and result in materially lower proceeds from the Fund’s properties than estimated by the General Partners.  Moreover, the average net liquidation value per unit as determined by the General Partners is not a representation, warranty or guarantee that:

•	a Limited Partner would be able to realize the estimated value per unit if such holder attempts to sell his or her units. Actual sales transactions in the secondary market have historically been priced well below the General Partners’ estimates.
•	a Limited Partner would ultimately realize distributions per unit equal to the estimated value per unit upon liquidation of Fund IV’s assets and settlement of its liabilities.
•	the methodologies used to estimate the value per unit meet the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

261 Boeing Court

Livermore, California 94551

925.241.7143     Fax 925.371.0167

Toll-free 888.909.7774

This valuation was prepared by the General Partners without the use of any actual formal third-party appraisals, nor was this valuation and the methodology employed verified or reviewed by any third-party advisor, including the Fund’s auditors.

Recent Offer to Purchase Units

You may have recently received an offer from Peachtree Partners to purchase your units in Rancon IV. The potential purchasers are not associated with Rancon IV or the General Partners of Rancon IV. You can expect that, between now and the time the Plan of Liquidation is completed, you may receive additional offers from other third parties.

As we stated in the letter of July 15, 2015 – as a Limited Partner, you do not have to take any action for the Plan of Liquidation to be completed. We anticipate making two additional distributions to Limited Partners as a part of the Plan of Liquidation; one following the sale of the four remaining buildings, and a final distribution during 2016.

We have commented upon similar offers in the past. As you know, whether to accept the offer to purchase your units is an individual decision that only you can make. Neither Rancon IV nor the General Partners express an opinion on any offer you may receive, neither recommending that you accept it, nor recommending that you reject it.

We do urge you to carefully review any offer you receive and confer with your advisors if you have any interest in accepting it. In addition, we encourage you to read the tip sheet prepared by the Securities and Exchange Commission (“SEC”) alerting investors about min-tender offers, available on line at http://www.sec.gov/investor/pubs/minitend.htm.

If you have any questions, please feel free to contact Rancon Investor Services at 888.909.7774 and we will be happy to help you.

Sincerely,

Dan Stephenson	Jeff Henrich
General Partner	Preferred Partnership Services, Inc.

Note: Certain statements contained in this letter may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future events and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual events to differ materially from those anticipated. Investors are referred to the risk factors disclosed under Item 1A of Part I in the Fund’s December 31, 2014 Annual Report on Form 10-K and under the caption “Risk Factors” in our Proxy Consent Solicitation Statement dated April 21, 2014. Forward-looking statements are not intended to be a guaranty of future events. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “possible,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. Neither the Fund nor the General Partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual events could differ materially from any forward-looking statements contained in this letter. This letter is neither an offer of nor a solicitation to purchase securities.

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Balance Sheets

(in thousands, except units outstanding)

(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Investments in real estate:
Rental properties	$6,128	$8,623
Accumulated depreciation	(2,667)	(3,724)
Rental properties, net	3,461	4,899

Construction in progress	71	-

Total investments in real estate	3,532	4,899

Cash and cash equivalents	27,361	3,468
Accounts receivable, net	958	68
Deferred costs, net of accumulated amortization of $35 and $397 as of
June 30, 2015 and December 31, 2014, respectively	240	356
Prepaid expenses and other assets	21	214
Assets held for sale	-	33,580
Total assets	$32,112	$42,585

Liabilities and Partners’ Equity (Deficit)
Liabilities:
Note payable and line of credit	$-	$28,153
Accounts payable and other liabilities	245	295
Deferred gain on disposition of assets	740	-
Prepaid rent	33	27
Liabilities related to assets held for sale	-	350
Total liabilities	1,018	28,825

Commitments and contingent liabilities (Note 6)

Partners’ Equity (Deficit):
General Partner	33	(909)
Limited partners, 65,819 limited partnership units outstanding
as of June 30, 2015 and December 31, 2014	31,061	14,669

Total partners’ equity	31,094	13,760

Total liabilities and partners’ equity	$32,112	$42,585

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Operations

(in thousands, except per unit amounts and units outstanding)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Operating revenue
Rental revenue and other	$101	$143	$237	$283
Tenant reimbursements	37	23	54	61
Total operating revenue	138	166	291	344

Operating expenses
Property operating expenses	87	134	191	241
Depreciation and amortization	44	59	104	119
General and administrative	186	227	488	613
Total operating expenses	317	420	783	973

Operating loss	(179)	(254)	(492)	(629)

Interest and other income	1	-	1	-
Gain on sale of assets	-	-	2,018	-
Interest expense (including amortization of loan fees)	-	(180)	(46)	(362)

(Loss) income from continuing operations	(178)	(434)	1,481	(991)
Loss on extinguishment of debt	-	-	(1,096)	-
Gains on sales of assets	-	-	16,762	-
Income (loss) from discontinued operations	(109)	6	187	48
Total (loss) income from discontinued operations	(109)	6	15,853	48

Net (loss) income	$(287)	$(428)	$17,334	$(943)

Basic and diluted net (loss) income from continuing operations per limited partnership unit	$(2.67)	$(6.53)	$25.13	$(14.92)
Basic and diluted net (loss) income per limited partnership unit	$(4.18)	$(6.44)	$249.05	$(14.19)

Weighted average number of limited partnership units outstanding	65,819	65,819	65,819	65,819

Rancon Realty Fund IV

261 Boeing Court

Livermore, CA 94551

Address Service Requested